Exhibit 99.1


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


                    DENNY'S REPORTS DECEMBER SAME-STORE SALES

Spartanburg, S.C., January 9, 2004 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the six-week period, 14-week quarter and 53-week year ended December 31, 2003, compared with the same periods in fiscal year 2002.

                              Six Weeks       14 Weeks       53 Weeks
Sales:                        Dec. 2003       Q4-2003          2003
-------------------------   -------------   ------------   ------------
Same-Store Sales                 3.0%           3.0%           0.2%
   Guest Check Average           2.6%           2.0%           3.2%
   Guest Counts                  0.4%           1.0%          (2.9%)


Restaurant Counts:            12/31/03       12/25/02
-------------------------   -------------   ------------
   Company-owned                 561            566
   Franchised                  1,062          1,095
   Licensed                       15             15
                            -------------   ------------
                               1,638          1,676


Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees 1,638 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.
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